090403

Filed in the office of	Document Number 20170516096-47
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/06/2017 2:30 PM
	Entity Number E0445372010-6

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

BODY AND MIND, INC.

2. Description of the original document for which correction is being made:

Certificate of Change filed Pursuant to NRS 78.209, filed on 11/14/2017 to effectuate a reverse stock split.

3. Filing date of the original document for which correction is being made: 11/14/2017

4. Description of the inaccuracy or defect:

The number of authorized shares after the change was inaccurately listed as three hundred million (300,000,000), when it should have been nine hundred million (900,000,000).

5. Correction of the inaccuracy or defect:

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Nine hundred million (900,000,000) shares of common stock, with a par value of $0.0001.

6. Signature:

X [signature]

Authorized Signature

CFO

Title *

Nov 21 / 2017

Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.